Exhibit 10.3

TERMINATION AGREEMENT

This Termination Agreement (“Agreement”) is dated as of April 27, 2004 between Merrill Lynch International (“MLI”) and Fisher Communications, Inc., (“Fisher”).

WHEREAS, MLI and Fisher are parties to an ISDA Master Agreement (Multicurrency – Cross Border), and a Schedule thereto, each dated as of March 21, 2002 (“Master Agreement”);

WHEREAS, MLI and Fisher are parties to (1) a transaction (ML Ref: 0281606) evidenced by a confirmation dated April 5, 2002; (2) a transaction (ML Ref: 0281652) evidenced by a confirmation dated April 5, 2002; (3) a transaction (ML Ref: 0281674) evidenced by a confirmation dated April 5, 2002; (4) a transaction (ML Ref: 0281695) evidenced by a confirmation dated April 8, 2002 and (5) a transaction (ML Ref: 0281705) (the “Subject Transaction”) evidenced by a confirmation dated April 10, 2002 (the “Subject Confirmation”); and

WHEREAS, MLI and Fisher desire to terminate the Subject Transaction and Subject Confirmation without any affect on the terms and conditions of the Master Agreement or any other Transactions or Confirmations thereunder (each capitalized term not defined herein shall have the respective meaning ascribed to such term in the Master Agreement).

NOW, THEREFORE, in consideration, of the premises and the mutual covenants contained herein and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, MLI and Fisher hereby mutually covenant and agree as follows:

1. Termination of Transaction. The Subject Transaction and Subject Confirmation shall be terminated, canceled, and of no further force and effect upon receipt of payment from Fisher in the amount of $2,500,000.00 by MLI, which payment is due on Friday April 30, 2004.

2. Securities Laws.

(a) Fisher hereby represents that commencing on and including April 22, 2004 to and including the date hereof, that it had and has no material, non-public information in respect of SAFECO Corporation.

(b) The parties acknowledge that prior to entering into the Master Agreement and the transactions and confirmations described in the second Whereas clause above (collectively, the “Master Agreement”), Fisher adopted a screening procedure to prohibit William W. Krippaehne Jr. from participating in matters relating to the Master Agreement and Fisher hereby confirms that, as a result of the screening procedure, there has been no exchange of information or discussions regarding SAFECO Corporation or the Master Agreement between Mr. Krippaehne and the officers and directors responsible for implementing and overseeing the Master Agreement.

3. Due Authorization. Each of MLI and Fisher hereby represents and warrants that the execution of this Agreement has been duly authorized by all necessary corporate action on its part and that the officer or other agent executing this Agreement on its behalf has the authority to execute the same and to bind it to the terms and conditions of this Agreement.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

5. Entire Agreement. This Agreement constitutes the entire agreement of MLI and Fisher with respect to the Subject Transaction and Subject Confirmation and supersedes all prior discussions, agreements, and understandings of MLI and Fisher in respect thereof. Each of MLI and Fisher hereby reaffirms the terms and conditions of the Master Agreement and each Transaction and Confirmation thereunder (other than the Subject Transaction and Subject Confirmation), which shall remain in full force and effect.

6. Amendment. This Agreement shall not be amended supplemented, changed, rescinded or modified, nor may any provision hereof be waived or terminated except by a written instrument signed by MLI and Fisher.

7. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original instrument and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, MLI and Fisher have caused this Agreement to be executed by their duly authorized and empowered representatives as of the date first above written.

MERRILL LYNCH INTERNATIONAL

By:	/s/ [ILLEGIBLE]
Name:
Title:

FISHER COMMUNICATIONS, INC.

By:	/s/ David D. Hillard
Name: David D. Hillard
Title: Senior Vice President

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